Exhibit 10.3

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is made as of August 4, 2020 (this “Agreement”), by and among oaktree fund administration, LLC, in its capacity as administrative agent for the holders of the First Lien Obligations (as defined herein) (in such capacity, the “First Lien Agent”), and Sagard Healthcare Royalty Partners, LP (“SHRP”), and as acknowledged by ATHENEX, INC., a Delaware corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors, the First Lien Agent and certain lenders have entered into the First Lien Credit Agreement, dated as of June 19, 2020, providing for term loans;

WHEREAS, the Borrower and SHRP have entered into the Revenue Interest Financing Agreement, dated as of the date hereof, providing for revenue interest financing;

WHEREAS, the First Lien Obligations are secured by Liens on substantially all the assets of the Grantors, and the Second Lien Obligations are secured by Liens on the Collateral (as such term is defined in this Agreement); and

WHEREAS, as an inducement to the consummation of the transactions contemplated by the First Lien Debt Documents and the Second Lien Debt Documents, in order to set forth the relative rights and priorities of the First Lien Claimholders and the Second Lien Claimholders with respect to the Collateral securing the First Lien Obligations and the Second Lien Obligations, the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1DEFINITIONS AND INTERPRETATION

Section 1.1Definitions. For purpose of this Agreement, the following terms used herein shall have the following meanings:

“Accounts” as defined in Article 9 of the UCC.

“Affiliate” as defined in the First Lien Credit Agreement.

“Agreement” as defined in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, or foreign bankruptcy, insolvency, receivership, or similar law affecting creditors’ rights generally.

“Borrower” as defined in the preamble hereto.

“Business Day” as defined in the First Lien Credit Agreement.

“Catch-Up Payments” means the payments required pursuant to Section 2.02(c) of the Revenue Interest Financing Agreement, provided that the aggregate amount of all Catch-Up Payments and Revenue Interest Payments shall not exceed the Hard Cap.

“Collateral” means (i) any and all Accounts arising from Net Sales of the Secured Product and (ii) all Product Intellectual Property Collateral.

“DIP Financing” means the obtaining of credit or incurring of debt by any Grantor secured by a Lien on the Collateral pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 6.7:

(a)(i) payment in full in cash of the principal of, and interest (including any Prepayment Fee, Exit Fee, interest, fees, expenses and costs accruing in accordance with the First Lien Debt Documents on or after the commencement of an Insolvency Proceeding, regardless of whether such interest and/or fees, expenses and costs would be allowed or allowable in such Insolvency Proceeding) on, all outstanding Indebtedness constituting First Lien Obligations and (ii) payment in full in cash or other consideration as consented to by each of the First Lien Claimholders of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than contingent indemnification for which no claim or demand has been made); and

(b)termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations.

“Discharge of Second Lien Obligations” means:

(a)payment in full in cash of all Revenue Interest Payments, all Catch-Up Payments and any Put/Call Price (including interest, fees, expenses and costs accruing in accordance with the Second Lien Debt Documents on or after the commencement of an Insolvency Proceeding, regardless of whether such interest and/or fees, expenses and costs would be allowed or allowable in such Insolvency Proceeding), constituting Obligations under the Second Lien Obligations; and

(b)payment in full in cash or other consideration as consented to by each of the Second Lien Claimholders of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such amounts in clause (a) are paid (other than contingent indemnification obligations for which no claim or demand has been made).

“Enforcement Action” means any action to, directly or indirectly:

(a)foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or exercise of cash dominion or a cash sweep under any deposit account control agreement or securities account control agreement covering any Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Debt Documents or the Second Lien Debt Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law or notification to account debtors, if applicable);

(b)receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby; provided that this clause (b) shall not be construed to apply to payment of the Second Lien Obligations in accordance with the Second Lien Debt Documents and this Agreement;

(c)compel or commence an Insolvency Proceeding of any Grantor; or

(d)otherwise enforce a security interest or exercise another right or remedy, as a secured creditor (including the solicitation of bids from third persons to conduct the liquidation or disposition of Collateral), in each case pertaining to the Collateral at law, in equity, or pursuant to the First Lien Debt Documents or Second Lien Debt Documents (including the commencement of an involuntary Insolvency Proceeding or any other legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses); provided, that the Second Lien Claimholders may exercise any monitoring or inspection rights that they may have under the Second Lien Debt Documents not otherwise in contravention of this Agreement.

“Exit Fees” as defined in the First Lien Credit Agreement.

“First Lien Agent” as defined in the preamble hereto.

“First Lien Claimholder” means the First Lien Agent and all holders of the First Lien Obligations at any given time.

“First Lien Credit Agreement” means that certain Credit Agreement and Guaranty, dated as of June 19, 2020 (as replaced or refinanced from time to time), among the Borrower, the Subsidiary Guarantors, certain lenders party thereto and the First Lien Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance herewith.

“First Lien Debt Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement), the First Lien Security Documents and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be renewed, extended, amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

“First Lien Obligations” means all Obligations outstanding under the First Lien Debt Documents, including all interest, fees, costs and expenses accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with any rate specified in the relevant First Lien Debt Document regardless of whether the claim for such interest, fees, costs and expenses is allowed or allowable as a claim in such Insolvency Proceeding and shall include all “Obligations,” as such term is defined in the First Lien Credit Agreement.

“First Lien Recovery” as defined in Section 6.7(a).

“First Lien Refinancing” as defined in Section 5.1(a).

“First Lien Security Agreement” means that certain Security Agreement, dated as of June 19, 2020, among the Borrower, the Subsidiary Guarantors, and the First Lien Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance herewith.

“First Lien Security Documents” means the First Lien Security Agreement and the other Security Documents (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to Collateral.

“Grantor” means the Borrower, each of the Subsidiary Guarantors and each other person that has executed and delivered or may from time to time hereafter execute and deliver a First Lien Debt Document or a Second Lien Debt Document as a “grantor” or “pledgor” or the equivalent thereof.

“Hard Cap” as defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“Indebtedness” as defined in the First Lien Credit Agreement as in effect on the date hereof, or the Revenue Interest Financing Agreement, as in effect on the date hereof, as applicable.

“Insolvency Proceeding” means:

(a)a voluntary or involuntary case or proceeding under the Bankruptcy Code or similar Bankruptcy Law with respect to a Grantor;

(b)any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to a Grantor or a material portion of its property;

(c)a liquidation, dissolution, reorganization, or winding up of a Grantor, whether voluntary or involuntary and regardless of whether involving insolvency or bankruptcy; or

(d)an assignment for the benefit of creditors or other marshaling of assets and liabilities of a Grantor.

“Intellectual Property” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“Intellectual Property Collateral” as defined in the First Lien Security Agreement as in effect on the date hereof.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A (subject to changes approved as expressly contemplated hereby).

“Lien” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“Net Sales” as defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“New First Lien Representative” as defined in Section 5.1(c).

“Obligations” means all obligations of every nature owed to any obligee under an agreement whether for principal, interest (including interest, fees, costs and expenses accruing after the commencement of an Insolvency Proceeding, regardless of whether any claim therefor is allowed or allowable as a claim in such Insolvency Proceeding), or payments for early termination, fees, costs and expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising.

“Original Grantors” as defined in Section 8.21.

“person” as defined in the First Lien Credit Agreement.

“Pledged Collateral” as defined in Section 8.9(a).

“Prepayment Fees” as defined in the First Lien Credit Agreement.

“Proceeds” means:

(a)all “proceeds,” as defined in Article 9 of the UCC, of the Collateral; and

(b)whatever is recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement Collateral provided during an Insolvency Proceeding and any payment or property received in an Insolvency Proceeding on account of any “secured claim” (within the meaning of section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).

“Product Intellectual Property Collateral” as defined in the Second Lien Security Agreement as in effect on the date hereof.

“Put/Call Price” as defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“Refinanced First Lien Obligations” as defined in Section 5.1(b).

“Revenue Interest Financing Agreement” means that certain Revenue Interest Financing Agreement, dated as of the date hereof, between the Borrower and SHRP, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance herewith.

“Revenue Interest Payments” means five percent (5.0%) of the Secured Product Revenues, provided that the aggregate amount of all Revenue Interest Payments and Catch-Up Payments shall not exceed the Hard Cap.

“Revenue Interest Period” as defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“SHRP” as defined in the preamble hereto.

“Second Lien Claimholder” means SHRP and all other holders of the Second Lien Obligations at any given time.

“Second Lien Debt Documents” means the Revenue Interest Financing Agreement and the Transaction Documents (as defined in the Revenue Interest Financing Agreement), the Second Lien Security Documents, each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be renewed, extended, amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Debt Documents, including all interest, fees, costs and expenses accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with any rate specified in the relevant Second Lien Debt Document regardless of whether the claim for such interest, fees, costs and expenses is allowed or allowable as a claim in such Insolvency Proceeding and shall include all “Obligations,” as such term is defined in the Revenue Interest Financing Agreement.

“Second Lien Priority Collateral” means, at any date of determination, the Grantors’ rights, title and interest in, to and under, five percent (5.0%) of all Net Sales.

“Second Lien Recovery” as defined in Section 6.7(b).

“Second Lien Security Agreement” means Security Agreement as such term is defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“Second Lien Security Documents” means the Second Lien Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted securing Second Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent related to the Collateral.

“Secured Product” means Product as such term is defined in the Revenue Interest Financing Agreement as in effect on the date hereof.

“Secured Product Revenues” means Net Sales during the Revenue Interest Period.

“Standstill Period” means the period commencing on the date of the occurrence of a Put Option Event (as defined in the Revenue Interest Financing Agreement as of the date hereof) and terminating on the date 120 days after the First Lien Agent has received written notice from the Second Lien Claimholders that a Put Option Event has occurred and is continuing in accordance with the terms of the Second Lien Debt Documents; provided that (i) the Standstill Period shall be tolled during the pendency of any Insolvency Proceeding of any Grantor or if the First Lien Agent is stayed by any court order pursuant to which the First Lien Agent is effectively stayed from enforcing its rights and remedies with respect to the Collateral and (ii) the Standstill Period shall not terminate if the First Lien Agent or any other First Lien Claimholder shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by the Second Lien Claimholders with respect to all or any material portion of the Collateral) and are diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the Collateral.

“Subsidiary” as defined in the First Lien Credit Agreement.

“Subsidiary Guarantor” as defined in the First Lien Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the First Lien Agent or the Second Lien Claimholders in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.2Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), unless otherwise indicated in this Agreement, (b) any reference herein to any person shall be construed to include such person’s permitted successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law herein shall, unless otherwise specified, refer to such law as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2LIEN PRIORITY

Section 2.1Seniority of First Lien Obligations.

(a)The Liens on Collateral securing the First Lien Obligations will at all times be senior and prior for all purposes and in all respects to the Liens on Collateral (other than Second Lien Priority Collateral) securing the Second Lien Obligations.

(b)The priority of the Liens securing the First Lien Obligations to the Liens securing the Second Lien Obligations and the rights and obligations of the First Lien Claimholders will, in each case, remain in full force and effect irrespective of:

(1)how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise);

(2)the time, manner, or order of the grant, attachment, or perfection of a Lien;

(3)any conflicting provision of the UCC or other applicable law;

(4)any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a First Lien Debt Document or a Second Lien Debt Document;

(5)the amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of a First Lien Obligation or a Second Lien Obligation;

(6)the amendment, modification, supplement or restatement of a First Lien Debt Document or a Second Lien Debt Document in accordance with Section 7;

(7)the subordination of a Lien on Collateral securing a First Lien Obligation to a Lien (i) securing another obligation of a Grantor or other person that arises by operation of law or, if voluntary, is permitted under the First Lien Debt Documents, or (ii) securing a DIP Financing contemplated by Section 6.1;

(8)the avoidance or invalidation of the Liens on Collateral securing the First Lien Obligations;

(9) the exchange of a security interest in any Collateral for a security interest in other Collateral in accordance with Section 2.2;

(10)by any other action or inaction which any First Lien Claimholder or Second Lien Claimholder, as applicable, may take or fail to take with respect to the Collateral or the Liens on Collateral securing the First Lien Obligations or the Second Lien Obligations, as applicable;

(11)the commencement of any Insolvency Proceeding; or

(12)any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such Obligation.

Section 2.2Identification of Collateral.

(a)The parties hereto agree, subject to the other provisions of this Agreement, to cooperate in good faith (and to direct their counsel to cooperate in good faith) to determine the specific items included in the Collateral and the Second Lien Priority Collateral, the steps taken to perfect the Liens thereon, and the identity of the persons having First Lien Obligations or Second Lien Obligations.

(b)Until the Discharge of First Lien Obligations, regardless of whether an Insolvency Proceeding has commenced, the Grantors agree not to grant an additional Lien to secure the Second Lien Obligations on any asset or property from any Grantor unless the First Lien Agent shall have consented in writing to the granting of such Lien.

Notwithstanding the foregoing, if any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of the Borrower or any other Grantor securing any Second Lien Obligations that are not also subject to a Lien securing the First Lien Obligations under the First Lien Debt Documents, then such Second Lien Claimholder shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, (i) notify the First Lien Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the First Lien Agent as security for the First Lien Obligations, shall assign such Lien to the First Lien Agent as security for all First Lien Obligations for the benefit of the First Lien Claimholders (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment to the First Lien Agent or such grant of a similar Lien to the First Lien Agent, shall be deemed to also hold and have held such Lien for the benefit of the First Lien Agent and the other First Lien Claimholders as security for the First Lien Obligations, subject to the relative priorities set forth in Section 2.1. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Agent or any other First Lien Claimholder, the Second Lien Claimholders agree that any amounts received by or distributed to any Second Lien Claimholder pursuant to or as a result of any Lien granted in contravention of this Section 2.2 shall be subject to Section 4.1 and Section 4.4.

Section 2.3Prohibition on Contesting Liens; No Marshaling.

(a)The Second Lien Claimholders will not (and hereby waive any right to), directly or indirectly, contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing, or the allowability of any claim asserted with respect to, a First Lien Obligation, but nothing in this Section 2.3(a) will limit or otherwise affect the rights of any Second Lien Claimholder to (i) enforce this Agreement, including the priority of the Liens securing the Second Lien Obligations or the provisions for exercise of remedies or (ii) vote on any plan of reorganization, arrangement, compromise or liquidation in accordance with Section 6.12 of this Agreement.

(b)The First Lien Claimholders will not (and hereby waive any right to), directly or indirectly, contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing, or the allowability of any claim asserted with respect to, a Second Lien Obligation, but nothing in this Section 2.3(b) will limit or otherwise affect the rights of any First Lien Claimholder to (i) enforce this Agreement, including the priority of the Liens securing the First Lien Obligations or the provisions for exercise of remedies or (ii) vote on any plan of reorganization, arrangement, compromise or liquidation in accordance with Section 6.12 of this Agreement.

(c)Until the Discharge of First Lien Obligations, the Second Lien Claimholders will not assert any marshaling, appraisal or other similar right that may otherwise be available to a junior secured creditor.

Section 2.4Confirmation of Subordination in Second Lien Debt Documents. Each Grantor and Second Lien Claimholder agrees that each Second Lien Security Document will include the following clause (or a clause to similar effect approved by the First Lien Agent) and any other clause that the First Lien Agent requests to reflect the subordination of the Liens granted to the Second Lien Claimholders:

“Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent or any Second Lien Claimholder hereunder are subject to the provisions of the Intercreditor Agreement, dated August 4, 2020  (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Oaktree Fund Administration, LLC, as First Lien Agent, Sagard Healthcare Royalty Partners, LP, and acknowledged by the Grantors (as defined therein) and other persons from time to time party thereto. If there is a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will control.”

Section 2.5Release of Liens and Guaranties.

(a)Except as provided for in subsection (b) below, if in connection with (1) a First Lien Agent’s Enforcement Action in respect of the Collateral or (2) a sale or other disposition of Collateral not prohibited by the terms of the First Lien Debt Documents, the First Lien Agent, for itself or on behalf of any of the First Lien Claimholders that it represents, releases any of its Liens on any part of the Collateral (other than the Second Lien Priority Collateral) or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale or other disposition of all of the stock of such Grantor or otherwise, then the Liens, if any, of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released to the same extent as the Liens of such First Lien Agent, or the obligations of such Grantor under its guaranty of the First Lien Obligations, as applicable, are released (but shall apply, to the extent forming a part of the Collateral, to any remaining Proceeds of such sale or other disposition that are not otherwise utilized to repay the First Lien Obligations). Each Second Lien

Claimholder promptly shall execute and deliver to the First Lien Agent or such Grantor such termination statements, releases and other documents as the First Lien Agent or such Grantor may request to confirm such release.

(b)The Second Lien Claimholder hereby appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of such Second Lien Claimholder or in the First Lien Agent’s own name, in the First Lien Agent’s discretion to take any action and to execute any and all documents and instruments that may be reasonable and appropriate for the limited purpose of carrying out the terms of this Section 2.5, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations or such time as this Agreement is terminated in accordance with its terms.

(c)Until the Discharge of First Lien Obligations, to the extent that the First Lien Agent (1) releases a Lien on Collateral or a Grantor from its First Lien Obligations under its guaranty, which Lien or guaranty is reinstated, or (2) obtains a new Lien on Collateral or additional guaranty from a Grantor, then the Second Lien Claimholder will be granted a Lien on such Collateral and an additional guaranty, as the case may be, subject to the other provisions of this Agreement, including Section 2.2, in each case, to the extent required pursuant to the terms of the Revenue Interest Financing Agreement.

Section 2.6Nature of First Lien Obligations. The Second Lien Claimholder acknowledges that (a) subject to Article 7 hereof, the terms of the First Lien Debt Documents and the First Lien Obligations may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and the First Lien Obligations, or a portion thereof, may be refinanced from time to time, and (b) the aggregate amount of the First Lien Obligations may be increased, in each case without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. As between the Borrower and the other Grantors and the Second Lien Claimholders, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Second Lien Debt Document with respect to the incurrence of additional First Lien Obligations.

SECTION 3ENFORCEMENT

Section 3.1Exercise of Remedies.

(a)The First Lien Agent or other First Lien Claimholders shall, subject to subsections (b) and (c) below, have the exclusive right to:

(1)commence and maintain an Enforcement Action (including the rights to set-off their debt), or to forbear from commencing an Enforcement Action;

(2)make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral in connection with any Enforcement Action; and

(3)otherwise enforce (or not enforce) the rights and remedies of a secured creditor under the UCC, the Bankruptcy Code and any other applicable law.

(b)Notwithstanding Section 3.1(a), the Second Lien Claimholders may take the actions described in Section 3.1(a)(1) through (3) above, commence an Enforcement Action with respect to a Lien securing a Second Lien Obligation or otherwise exercise rights under applicable law, except as specifically contemplated in Section 6, if:

(1)the Discharge of First Lien Obligations has occurred; or

(2)(i)the Standstill Period has elapsed; and

(ii)the Second Lien Claimholders shall have provided prior written notice of the taking of such actions or the exercising of such rights to the First Lien Agent provided, any credit bid under section 363(k) of the Bankruptcy Code (or similar Bankruptcy Law) by the Second Lien Claimholders must comply with the requirements set forth in Section 3.1(c)(3), as applicable.

(c)The Second Lien Claimholders may:

(1)take action to create, perfect, preserve, or protect (but not enforce) its Lien on the Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of Liens on the Collateral securing the First Lien Obligations or First Lien Claimholders’ rights to exercise remedies;

(2)join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by the First Lien Agent or other First Lien Claimholder, to the extent that such action does not interfere with the Enforcement Action by the First Lien Agent or such other First Lien Claimholder, but no Second Lien Claimholder may receive any Proceeds thereof unless expressly permitted herein;

(3)bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any other person; provided, such bid may not include a credit bid, under section 363(k) of the Bankruptcy Code (or similar Bankruptcy Law), in respect of any Second Lien Obligations unless and to the extent such credit bid provides cash for the payment in full of the First Lien Obligations and otherwise complies with the lien priorities set forth in Section 2.1 and the payment priorities set forth in Section 4.1;

(4)file a claim or proof of claim or statement of interest with respect to the Second Lien Obligations and vote on any chapter 11 plan, in each case, in a manner consistent with Section 6.12; or

(5)file any necessary or appropriate pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing any Second Lien Obligation.

Section 3.2Manner of Exercise.

(a)The First Lien Agent or other First Lien Claimholder may, without any objection from or interference by any Second Lien Claimholder, take (or forbear from taking) any Enforcement Action or other action permitted by Section 3.1(a):

(1)in any manner in its sole discretion in compliance with applicable law and this Agreement;

(2)without consultation or the consent of any Second Lien Claimholder, and each Second Lien Claimholder hereby waives any and all rights it may have as a junior lien creditor (whether arising under the UCC or under any other law) to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral;

(3)regardless of whether an Insolvency Proceeding has been commenced;

(4)regardless of any covenant, agreement, restriction, or other provision of any Second Lien Debt Document (other than this Agreement); and

(5)regardless of whether such exercise is adverse to the interest of any Second Lien Claimholder, but consistent with this Agreement.

(b)The rights of the First Lien Agent or other First Lien Claimholder to enforce any provision of any First Lien Debt Document, including such provision permitting enforcement of this Agreement, will not be prejudiced or impaired by:

(1)any act or failure to act of, or forbearance or waiver by, any Grantor, the First Lien Agent, or other First Lien Claimholder; or

(2)noncompliance by any person other than such First Lien Claimholder with any provision of any First Lien Debt Document, regardless of any knowledge thereof that the First Lien Agent or other First Lien Claimholder may have or may otherwise be charged with.

(c)Prior to the expiration of the Standstill Period (which, for the avoidance of doubt, shall include the extension of such period for so long as (i) a First Lien Claimholder is diligently pursuing in good faith an Enforcement Action against all or a material portion of the Collateral or diligently attempting in good faith to vacate any stay or prohibition on such exercise, or (ii) any Grantor is then the subject of an Insolvency Proceeding), the Second Lien Claimholders will not (and hereby waive any right to), directly or indirectly, (x) contest in any proceeding (including an Insolvency Proceeding) and will not otherwise protest, object to, or take any action to hinder, delay, limit, or otherwise interfere with, and each waives any and all claims with respect to, the First Lien Agent or other First Lien Claimholder taking any Enforcement Action (or forbearing from taking any Enforcement Action) or other action permitted by Section 3.1(a) in compliance with this Agreement and applicable law or (y) commence or join with any person (other than First Lien Agent) in commencing, or filing a petition for, any Insolvency Proceeding against any Grantor.

Section 3.3Specific Performance.  The First Lien Agent and other First Lien Claimholders may demand specific performance of this Agreement, and each Second Lien Claimholder waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance.

SECTION 4PAYMENTS

Section 4.1Application of Payments.

(a)Subject to Section 6.8, until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, and regardless of whether an Insolvency Proceeding has been commenced, the Collateral (other than the Second Lien Priority Collateral), Proceeds or other distributions with respect to the Collateral (other than the Second Lien Priority Collateral) received in connection with an Enforcement Action or an Insolvency Proceeding, will be applied:

(1)first, to the First Lien Obligations;

(2)second, upon the Discharge of First Lien Obligations, to the Second Lien Obligations; and

(3)third, upon the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, to the applicable Grantor or as otherwise required by applicable law.

(b)Subject to Section 6.8, until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, and regardless of whether an Insolvency Proceeding has been commenced, the Second Lien Priority Collateral, Proceeds or other distributions with respect to the Second Lien Priority Collateral received in connection with an Enforcement Action or an Insolvency Proceeding, will be applied:

(1)first, to the Second Lien Obligations;

(2)second, upon the Discharge of Second Lien Obligations, to the First Lien Obligations; and

(3)third, upon the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, to the applicable Grantor or as otherwise required by applicable law.

(c)Notwithstanding the foregoing, if any Enforcement Action with respect to the Collateral (other than any non-cash proceeds received on account of any Second Lien Priority Collateral) produces non-cash proceeds, then such non-cash proceeds shall be held by the First Lien Agent as additional collateral and, at such time as such non-cash proceeds are monetized, shall be applied or distributed as set forth above. First Lien Agent shall have no duty or obligation to dispose of such non-cash proceeds and may dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its sole discretion; provided, that any non-cash proceeds received by First Lien Agent (other than any non-cash proceeds received on account of any Second Lien Priority Collateral) may be distributed by First Lien Agent to the First Lien Claimholders in full or partial satisfaction of First Lien Obligations in an amount equal to the fair market value of such non-cash proceeds or as a court of competent jurisdiction may direct, including an order confirming a plan of reorganization in an Insolvency Proceeding.

Section 4.2Manner of Payment. Payments with respect to the First Lien Obligations and the Second Lien Obligations shall be made in the manner and in such order as specified in the First Lien Debt Documents or the Second Lien Debt Documents, as applicable.

Section 4.3Insurance.

(a)Until the Discharge of First Lien Obligations, subject to the rights of the Grantors under the First Lien Debt Documents, the First Lien Agent may, and will have the exclusive right, to adjust settlement for any losses covered by an insurance policy covering the Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Collateral, as the case may be; and

(b)all Proceeds of such policy, award, or deed will be applied as set forth in Section 4.1.

Section 4.4Payment Turnover.

(a)Subject to Section 6.8, until the Discharge of First Lien Obligations, regardless of whether an Insolvency Proceeding has commenced, Collateral or Proceeds thereof (including insurance proceeds or property or Proceeds subject to Liens securing the First Lien Obligations or the Second Lien Obligations but other than any non-cash proceeds received on account of any Second Lien Priority

Collateral) that are received by a Second Lien Claimholder in connection with an Enforcement Action, otherwise in contravention of this Agreement, or in connection with an Insolvency Proceeding, will be:

(1)segregated and held in trust; and

(2)promptly paid over to the First Lien Agent in the form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is authorized to make such endorsements as agent for any such Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b)Collateral or Proceeds thereof that are paid over to the First Lien Agent pursuant to Section 4.4(a) will be applied as set forth in Section 4.1.

Section 4.5Payment Subordination.

(a)Each Second Lien Claimholder agrees that all payments in respect of the Second Lien Obligations shall be subordinate and junior in right to payment and all other respects to the First Lien Obligations, and that it shall not accept any payment in respect of the Second Lien Obligations (whether optional, voluntary, mandatory, or otherwise or by set-off, redemption, defeasance, or other payment or distribution) prior to the Discharge of First Lien Obligations; provided, however, that the Second Lien Claimholders may receive (x) payments constituting Revenue Interest Payments, (y) so long as no default or event of default under any First Lien Debt Document has occurred and is continuing or would result therefrom, payments constituting (A) the Put/Call Price, any Catch-Up Payments and any indemnification amount payable pursuant to the Revenue Interest Financing Agreement and (B) expense reimbursement to the extent required pursuant to the Revenue Interest Financing Agreement, in each case, to the extent such payments are otherwise permitted pursuant to the terms of the First Lien Debt Documents, and (z) debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding to any Second Lien Claimholder on account of the Second Lien Obligations that are subordinated at least to the same extent as the Second Lien Obligations are subordinated to the First Lien Obligations pursuant to the terms of this Agreement. If any payments are received in contravention of the foregoing at any time before the Discharge of First Lien Obligations by one or more of the Second Lien Claimholders, they shall be held in trust for the benefit of the First Lien Claimholders and forthwith paid over to First Lien Agent for the benefit of the First Lien Claimholders.

(b)Subject to Section 4.1(b), the subordination of Liens on Second Lien Priority Collateral securing First Lien Obligations to Liens on Second Lien Priority Collateral securing Second Lien Obligations set forth in this Agreement affects only the relative priority of those Liens as set forth in this Agreement and does not otherwise subordinate the First Lien Obligations in right of payment to the Second Lien Obligations. Nothing in this Agreement will affect the obligation of each Grantor to make and the entitlement of any First Lien Claimholder to demand, receive and retain payments of interest, principal, and other amounts due pursuant to the First Lien Debt Documents and constituting First Lien Obligations.

SECTION 5OTHER RIGHTS

Section 5.1First Lien Refinancing.

(a)The Grantors may commence a refinancing of any First Lien Obligations without prior notice to, or the consent of the Second Lien Claimholders, all without affecting the lien subordination or the other provisions of this Agreement (“First Lien Refinancing”).

(b)The Obligations resulting from the First Lien Refinancing (the “Refinanced First Lien Obligations”) will automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

(c)The Second Lien Claimholders will promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the First Lien Agent and the new agent with respect to the Refinanced First Lien Obligations (the “New First Lien Representative”) reasonably request to document the New First Lien Representative’s rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

SECTION 6INSOLVENCY PROCEEDINGS

Section 6.1DIP Financing.

(a)Until the Discharge of First Lien Obligations, if the Borrower or any other Grantor shall be subject to an Insolvency Proceeding, the Second Lien Claimholders will not contest, protest, or object to, and each Second Lien Claimholder will be deemed to have consented to, the Borrower or any other Grantor obtaining DIP Financing consented to by the First Lien Agent in its sole discretion on behalf of the First Lien Claimholders.

(b)No Second Lien Claimholder may provide or offer to provide any DIP Financing without the consent of the First Lien Agent on behalf of the First Lien Claimholders.

Section 6.2Use of Cash Collateral. Until the Discharge of First Lien Obligations, if the Borrower or any other Grantor shall be subject to an Insolvency Proceeding, the Second Lien Claimholders will not, directly or indirectly, contest, protest, or object to, and each Second Lien Claimholder will be deemed to have consented to any use of “cash collateral” (as such term is defined in section 363(a) of the Bankruptcy Code) consented to by the First Lien Agent in its sole discretion on behalf of the First Lien Claimholders.

Section 6.3Sale of Collateral. The Second Lien Claimholders will not, directly or indirectly, contest, protest, or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code (or similar Bankruptcy Law), to a disposition of Collateral free and clear of its Liens or other interests under section 363 of the Bankruptcy Code (or similar Bankruptcy Law) in connection with such disposition if the First Lien Agent consents in its sole discretion in writing to the disposition.

Section 6.4Relief from the Automatic Stay. Until the Discharge of First Lien Obligations, each Second Lien Claimholder agrees that it shall not, directly or indirectly, (1) seek relief from the automatic stay set forth in section 362 of the Bankruptcy Code or any other stay in an Insolvency Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent in its sole discretion on behalf of the First Lien Claimholders that it represents, or (2) object to any motion by the First Lien Agent seeking relief from the automatic stay set forth in section 362 of the Bankruptcy Code or any other stay in an Insolvency Proceeding in respect of the Collateral. Each of the Second Lien Claimholders waives any claim it may now or hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding. Each Second Lien Claimholder further agrees that it will not seek to participate on any creditor’s committee without the prior written consent of the First Lien Agent.

Section 6.5Adequate Protection.

(a)Except as provided in Section 6.5(b), each Second Lien Claimholder agrees that it shall not, directly or indirectly, contest:

(1)any request by the First Lien Agent or the First Lien Claimholders for adequate protection under any Bankruptcy Law in any form; or

(2)any objection by the First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on such First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b)Second Lien Claimholders, without the consent of First Lien Agent, shall not seek any adequate protection with respect to their rights in the Collateral.

Section 6.6First Lien Claimholders Retains Right to Object. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any other First Lien Claimholder from objecting in an Insolvency Proceeding or otherwise to any action taken by a Second Lien Claimholder, including the seeking by a Second Lien Claimholder of adequate protection or the assertion by a Second Lien Claimholder of any of its rights and remedies under the Second Lien Debt Documents or otherwise.

Section 6.7Avoidance Issues.

(a)If any First Lien Claimholder is required in an Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount paid in respect of First Lien Obligations (a “First Lien Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such First Lien Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon any such reinstatement of any First Lien Obligations (unless, after giving effect to such First Lien Recovery, there has been a Discharge of First Lien Obligations), each Second Lien Claimholder will deliver to the First Lien Agent any Collateral (other than Second Lien Priority Collateral) or net Proceeds thereof received between the Discharge of First Lien Obligations and their reinstatement in accordance with Section 4.4.

(b)If any Second Lien Claimholder is required in an Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount paid in respect of Second Lien Obligations secured by Second Lien Priority Collateral (a “Second Lien Recovery”), then such Second Lien Claimholders shall be entitled to a reinstatement of Second Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Second Lien Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon any such reinstatement of any Second Lien Obligations (unless, after giving effect to such Second Lien Recovery, there has been a Discharge of Second Lien Obligations), each First Lien Claimholder will deliver to the Second Lien Claimholders any Collateral constituting Second Lien Priority Collateral or net Proceeds thereof received between the Discharge of Second Lien Obligations and their reinstatement in accordance with Section 4.4.

Section 6.8Reorganization Securities. If, in an Insolvency Proceeding, debt Obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien

Obligations and on account of Second Lien Obligations, then, to the extent the debt Obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens securing such debt Obligations.

Section 6.9Post-Petition Claims.  No Second Lien Claimholder shall, directly or indirectly, oppose or seek to challenge any claim by the First Lien Agent or other First Lien Claimholder for allowance in an Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Claimholders on the Collateral.

Section 6.10Waiver of Claims. Each Second Lien Claimholder waives:

(a)any claim it may hereafter have against any First Lien Claimholder arising out of any cash collateral usage and/or DIP Financing or out of any grant of a security interest in connection with the Collateral in an Insolvency Proceeding, so long as such actions are not in contravention of the terms of this Agreement;

(b)any right to assert or enforce any claim under section 506(c) or 552 of the Bankruptcy Code (or similar Bankruptcy Law) as against any First Lien Claimholders or any of the Collateral to the extent securing the First Lien Obligations;

(c)any claim it may have against any First Lien Claimholder arising out of the election by such First Lien Claimholder of the application of section 1111(b)(2) of the Bankruptcy Code (or similar Bankruptcy Law) with respect to the Collateral; and

(d)any claim it may have against any First Lien Claimholder arising out of the non-payment in full of the Second Lien Obligations.

Section 6.11Separate Grants of Security and Separate Classification. The grants of Liens pursuant to the First Lien Debt Documents and the Second Lien Debt Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any chapter 11 plan in an Insolvency Proceeding. Second Lien Claimholders will not, directly or indirectly, seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Claimholders and will not, directly or indirectly, oppose or contest any pleading by First Lien Claimholders seeking separate classification of their respective secured claims. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim or a single class of claims (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable) before any distribution is made from the Collateral in respect of the Second Lien Obligations, with each Second Lien Claimholder hereby acknowledging and agreeing to turn over to the First Lien Agent amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

Section 6.12Plan Proposal and Voting. The Second Lien Claimholders shall vote in favor of any debt restructuring, restructuring, chapter 11 plan or Enforcement Action or agreement supported by the First Lien Agent.

Section 6.13Proof of Claim; Statements of Interest. Each Second Lien Claimholder is expressly permitted to file a claim or proof of claim or statements of interest in an Insolvency Proceeding with respect to the Second Lien Obligations and to comply with any applicable notice requirements, in a manner otherwise consistent with this Agreement, and agree to execute, verify, deliver and file any proofs of claim in respect of Second Lien Obligations requested by any First Lien Agent in connection with any Insolvency Proceeding. Each Second Lien Claimholder hereby grants to the First Lien Agent the right to file claim or proofs of claim on account of the Second Lien Obligations in any Insolvency Proceedings in the event that such Second Lien Claimholder fails to do so within five days of any claims bar date pertaining thereto, provided, however, that neither the First Lien Agent nor any First Lien Claimholder shall have any obligation to execute, verify, deliver, and/or file any such claim. In the event that the First Lien Agent votes any claim in accordance with the authority granted hereby, no Second Lien Claimholder shall be entitled to change or withdraw such vote.

Section 6.14Second Lien Claimholders’ Rights. Notwithstanding any provision of this Agreement, Second Lien Claimholders may exercise any rights and remedies that could be exercised by an unsecured creditor against a Borrower or any other Grantor in accordance with the terms of the Second Lien Loan Documents and applicable law, provided that any judgment Lien obtained by a Second Lien Claimholder as a result such exercise of rights will be included in the Second Lien Collateral and be subject to this Agreement for all purposes (including in relation to the First Lien Obligations).

Section 6.15Effectiveness in Insolvency Proceedings. The parties hereto acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during, and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor will include such person as a debtor-in-possession and any receiver or trustee for such person in an Insolvency Proceeding. In the event that this Agreement is deemed inapplicable to any extent with respect to the confirmation of a proposed chapter 11 plan in an Insolvency Proceeding, this Agreement will remain effective in all other respects, including with respect to the application of distributions received in connection with such plan of reorganization as set forth in Section 4.1.

SECTION 7MODIFICATION OF OBLIGATIONS

Section 7.1Modification of First Lien Debt Documents. The First Lien Debt Documents may be amended, restated, amended and restated, replaced, supplemented, waived or otherwise modified from time to time in accordance with their terms without prior notice to, or the consent of the Second Lien Claimholders, all without affecting the lien subordination or the other provisions of this Agreement; provided, any such amendment, restatement, amendment and restatement, replacement, supplement, waiver or other modification shall not, without the consent of the Second Lien Claimholders (acting in accordance with the Second Lien Debt Documents) amend the First Lien Debt Documents (i) in a manner that is in violation of this Agreement, or (ii) to make any modification of the First Lien Debt Documents that restricts the Borrower’s ability to make mandatory payments under the Second Lien Debt Documents as in effect on the date hereof.

Section 7.2Modification of Second Lien Debt Documents. The Second Lien Debt Documents may be amended, restated, amended and restated, replaced, supplemented, waived or otherwise modified in accordance with their terms without prior notice to, or the consent of the First Lien Claimholders, all without affecting the lien subordination or the other provisions of this Agreement; provided, any such amendment, restatement, amendment and restatement, replacement, supplement, waiver or other modification shall not, without the consent of the First Lien Agent (acting in accordance with the First Lien Debt Documents) amend the Second Lien Debt Documents (i) in a manner that is in violation of this Agreement or (ii) (A) to make any modification of the Revenue Interest Financing Agreement as in effect on the date hereof that restricts the Borrower’s ability to make required or voluntary payments in respect of the First Lien Obligations; (B) to shorten the Term (as defined in the Revenue Interest Financing Agreement as of the date hereof), require that any payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment (in each case, other than as a result of a Put Option Event as defined in the Revenue Interest Financing Agreement as of the date hereof) or add or make more restrictive any mandatory payment or similar requirement except for periods beyond the latest Maturity Date (as defined in the First Lien Credit Agreement); or (C) to increase the amount of the Hard Cap, Revenue Interest Payments, the Put/Call Price, the Catch-up Payments or other fees or amounts owed to the Second Lien Claimholders pursuant to the terms of the Second Lien Debt Documents.

Section 7.3Modifications to Security Documents. So long as the Discharge of First Lien Obligations has not occurred, in the event that the First Lien Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Agent, the First Lien Claimholders, the Borrower or any other Grantor thereunder (including the release of any Liens on Collateral in accordance with Section 2.5), in each case to the extent relating to or affecting the Collateral (excluding the Second Lien Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Lien Security Document without the consent of the Second Lien Agent or any Second Lien Claimholder and without any action by the Second Lien Agent, the Borrower or any other Grantor. The First Lien Agent or the Borrower shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Second Lien Agent no later than ten Business Days following the effective date of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Second Lien Security Document as set forth in this Section 7.3.

SECTION 8MISCELLANEOUS PROVISIONS

Section 8.1Conflicts. If this Agreement conflicts with any First Lien Debt Document or Second Lien Debt Document, this Agreement will control.

Section 8.2No Waivers; Remedies Cumulative. No failure or delay on the part of the First Lien Agent or the Second Lien Claimholders in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the First Lien Agent hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other First Lien Debt Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 8.3Integration; Severability. This Agreement constitutes the entire agreement between the parties hereto with respect to the relative priorities of the Liens securing the First Lien Obligations and Second Lien Obligations and supersedes all prior agreements, oral or written, relating to its subject matter. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 8.4Effectiveness. This Agreement will become effective when executed and delivered by the parties hereto. Each First Lien Claimholder and each Second Lien Claimholder waives any right it may have under applicable law to revoke this Agreement or any provision thereunder. This Agreement will survive, and continue in full force and effect, in any Insolvency Proceeding.

Section 8.5Termination. This Agreement shall terminate and be of no further force and effect:

(a)with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, on the date of Discharge of First Lien Obligations with respect to the applicable First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.7; and

(b)with respect to the Second Lien Agent, the Second Lien Claimholders and the Second Lien Obligations, (i) on the date of Discharge of Second Lien Obligations with respect to the applicable Second Lien Obligations and/or (ii) on the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.7.

Section 8.6Information Concerning Financial Condition of Borrower. The First Lien Claimholders and Second Lien Claimholders will each be responsible for keeping themselves informed of (a) the financial condition of the Grantors, and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations and Second Lien Obligations. No First Lien Claimholder will have any duty to advise any Second Lien Claimholder, and no Second Lien Claimholder will have any duty to advise any First Lien Claimholder, of information known to it regarding any such condition or circumstances or otherwise.

Section 8.7No Reliance.

(a)The First Lien Agent acknowledges that it and each other First Lien Claimholder has, independently and without reliance on any Second Lien Claimholder, and based on documents and information the First Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Debt Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Debt Documents or this Agreement.

(b)The Second Lien Claimholders acknowledge that it has, independently and without reliance on any First Lien Claimholder, and based on documents and information the Second Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the Second Lien Debt Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the Second Lien Debt Documents or this Agreement.

Section 8.8No Warranties; Independent Action.

(a)Except as otherwise expressly provided herein:

(1)no Second Lien Claimholder has made any express or implied representation or warranty to any First Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any Second Lien Debt Document, the ownership of any Collateral, or the perfection or priority of any Liens thereon; and

(2)each Second Lien Claimholder may manage and supervise its loans and extensions of credit under the Second Lien Debt Documents in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate.

(b)Except as otherwise expressly provided herein:

(1)no First Lien Claimholder has made any express or implied representation or warranty to any Second Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any First Lien Debt Document, the ownership of any Collateral, or the perfection or priority of any Liens thereon; and

(2)each First Lien Claimholder may manage and supervise its loans and extensions of credit under the First Lien Debt Documents in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate.

(c)No Second Lien Claimholder will have any duty to any First Lien Claimholder, and no First Lien Claimholder will have any duty to any Second Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including the First Lien Debt Documents and the Second Lien Debt Documents), regardless of any knowledge thereof that it may have or be charged with.

Section 8.9Pledged Collateral.

(a)Except as otherwise specifically provided herein, until the Discharge of First Lien Obligations has occurred, the First Lien Agent shall be entitled to manage, administer, or otherwise deal with that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (the “Pledged Collateral”) in accordance with the terms of the First Lien Debt Documents as if the Liens under the Second Lien Debt Documents did not exist. The rights of the Second Lien Claimholders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(b)The First Lien Agent shall not have any obligation whatsoever to the First Lien Claimholders or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any person. The duties or responsibilities of the First Lien Agent under this Section 8.9 shall be limited solely to holding the Pledged Collateral as collateral agent and taking such other action with respect to such Pledged Collateral as permitted by the First Lien Debt Documents and this Agreement.

(c)The First Lien Agent shall not have by reason of the Second Lien Debt Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder, and each Second Lien Claimholder hereby waives and releases the First Lien Agent from all claims and liabilities with respect to the Collateral.

(d)Upon the Discharge of First Lien Obligations, the First Lien Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements to the Second Lien Claimholders to the extent Second Lien Obligations remain outstanding as confirmed in writing by the Second Lien Agent.

Section 8.10Subrogation. If a Second Lien Claimholder pays or distributes cash, property, or other assets to a First Lien Claimholder under this Agreement, the Second Lien Claimholder will be subrogated to the rights of the First Lien Claimholder with respect to the value of the payment or distribution; provided, the Second Lien Claimholder agrees not to assert such right of subrogation until the Discharge of First Lien Obligations. Such payment or distribution by the Second Lien Claimholder will not reduce the Second Lien Obligations. If a First Lien Claimholder pays or distributes cash, property, or other assets to a Second Lien Claimholder under this Agreement, the First Lien Claimholder will be subrogated to the rights of the Second Lien Claimholder with respect to the value of the payment or distribution. Such payment or distribution by the First Lien Claimholder will not reduce the First Lien Obligations.

Section 8.11Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.12Consent to Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that (except as permitted below) all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.13WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

Section 8.14Notices. Any notice to a First Lien Claimholder or a Second Lien Claimholder under this Agreement shall be given to the First Lien Agent and Second Lien Agent, respectively. Unless otherwise expressly provided herein, notices and consents must be in writing and will be deemed to have been given (1) when delivered in person or by courier service and signed for against receipt thereof, (2) upon receipt of pdf document via electronic mail, or (3) five Business Days after deposit in the United States mail with first-class postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto on the date hereof will be as set forth below and the address of each party that becomes a party hereto after the date hereof shall be as set forth in the applicable Intercreditor Agreement Joinder or, in each case, as otherwise designated to the other parties hereto in writing:

If to First Lien Agent:

Oaktree Fund Administration, LLC

333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071
Attn: Oaktree Agency

Email: [***]

With a copy to (which copy shall not constitute notice):

Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071

Attn: Aman Kumar

Email: [***]

and with a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Ari B. Blaut, Esq.

Facsimile: [***]

Email: [***]

If to Second Lien Claimholder:

Maples Corporate Services Limited

PO Box 309

Ugland House, Grand Cayman

KY1-1104, Cayman Islands

[***]

with a copy to:

Sagard Holdings Manager LP

161 Bay Street,

Suite 5000,

Toronto, Ontario

M5J 2S1

Canada

Attention: Sacha Haque, General Counsel, Chief Compliance Officer & Secretary

[***]

[***]

If to any Grantor:

Athenex, Inc.

1001 Main Street
Suite 600
Buffalo, NY 14203
Attention: Teresa Bair
Email: [***]

With a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Mischi a Marca

Phone No. [***]

Email: [***]

Section 8.15Further Assurances. The First Lien Agent, the Second Lien Claimholders and the Grantors will each take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Claimholders may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.16Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

(b)This Agreement shall survive any sale, assignment, disposal or other transfer of all or any portion of any First Lien Obligations or any Second Lien Obligations to any transferee thereof, and the terms of this Agreement shall be binding upon the permitted successors and assigns of the First Lien Claimholders and the Second Lien Claimholders as provided in Section 8.16(a).

Section 8.17Authorization. By its signature hereto, each person signing this Agreement on behalf of each party hereto represents and warrants to the other parties hereto that such person is duly authorized to execute this Agreement.

Section 8.18Third-Party Beneficiaries.

(a)Each First Lien Claimholder and Second Lien Claimholder constitutes a third-party beneficiary of this Agreement.

(b)Except as provided in subsection (a) above or subsection (c) below, no person is a third-party beneficiary of this Agreement and no trustee in bankruptcy for, or bankruptcy estate of, or unsecured creditor of, any Grantor will have or acquire or be entitled to exercise any right of a First Lien Claimholder or Second Lien Claimholder under this Agreement, whether upon an avoidance or equitable subordination of a Lien of a First Lien Claimholder or a Second Lien Claimholder, or otherwise.

(c)None of the Borrower, any other Grantor, or any other creditor thereof has any rights hereunder, and neither the Borrower nor any Grantor may rely on the terms hereof; provided, that (A) no waiver, amendment or modification of this Agreement, without the prior written consent of the Borrower, shall have the effect of increasing the obligations of, reducing the rights of, imposing duties on, or otherwise adversely affecting the Borrower or any other Grantor and (B) the Borrower and each other Grantor shall be a third-party beneficiary to this Agreement to the extent necessary to enforce this proviso. For the avoidance of any doubt, no waiver, amendment or modification of this Agreement shall alter this Section 8.18(c) without the prior written consent of the Borrower.

(d)Nothing in this Agreement impairs the Obligations of the Borrower and the other Grantors to pay principal, interest, fees, and other amounts as provided in the First Lien Debt Documents and the Second Lien Debt Documents.

Section 8.19No Indirect Actions. Unless otherwise expressly stated, if a party hereto may not take an action under this Agreement, then it may not take that action indirectly, or assist or support any other person in taking that action directly or indirectly. “Taking an action indirectly” includes taking an action that is not expressly prohibited for the party hereto but is intended to have substantially the same effects as the prohibited action.

Section 8.20Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 8.21Original Grantors; Subsidiary Guarantors. The Borrower and each other Grantor, on the date of this Agreement, will constitute the original Grantors party hereto (the “Original Grantors”). The Original Grantors will cause each Subsidiary Guarantor that becomes a Grantor after the date hereof to acknowledge the terms of this Agreement by executing and delivering an Intercreditor Agreement Joinder substantially in the form of Exhibit A (with such changes as may be reasonably approved by the First Lien Agent).

Section 8.22Waivers; Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Agent (acting in accordance with the First Lien Debt Documents) and the Second Lien Claimholders (acting in accordance with the Second Lien Debt Documents), and, if required by Section 8.18(c), the Borrower.

Section 8.23Expenses.  Pursuant to Section 14.03(a) of the First Lien Credit Agreement, each Grantor, jointly and severally, agrees to pay or reimburse the First Lien Agent, the other First Lien Claimholders and their Affiliates for all of their reasonable and documented out of pockets costs and expenses (including the reasonable and documented out of pocket fees, expenses, charges and disbursements of Sullivan & Cromwell LLP) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all other post-closing matters in connection with the First Lien Credit Agreement.

Section 8.24First Lien Collateral.  Each Second Lien Claimholder acknowledges and agrees that the (x) First Lien Obligations are secured by a first priority (except as otherwise provided for in the First Lien Debt Documents and the Second Lien Priority Collateral) perfected security interest in all of the now existing and hereafter acquired real and personal property of any Grantor pledged or purported to be pledged to secure the First Lien Obligations pursuant to the First Lien Security Documents and (y) Liens granted to the Second Lien Claimholders to secure the Second Lien Obligations do not extend to any now existing or hereafter acquired real or personal property of any Grantor other than the Collateral.  Except as otherwise expressly set forth herein, nothing in this Agreement is intended to alter the priority or seniority of any Liens granted by the Grantors to secure the First Lien Obligations.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Oaktree fund administration, llc, as First Lien Agent

By: Oaktree Capital Management, L.P. Its: Managing Member

By:	/s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Vice President

By:	/s/ Brian Price
	Name:	Brian Price
	Title:	Senior Vice President

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

sagard HEALTHCARE ROYALTY PARTNERS, LP, as Second Lien Claimholder

By: SAGARD HEALTHCARE ROYALTY PARTNERS GP LLC, its general partner

By:	/s/ Adam Vigna
	Name:	Adam Vigna
	Title:	Chief Investment Officer

By:	/s/ Andrew Dean
	Name:	Andrew Dean
	Title:	Manager

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGED BY:

ATHENEX, INC.

By:	/s/ Johnson Y.N. Lau
	Name:	Johnson Y.N. Lau
	Title:	Chief Executive Officer

[Subsidiary Guarantors]

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

EXHIBIT A*

Joinder Agreement

INTERCREDITOR AGREEMENT JOINDER

* Exhibit A has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of any omitted exhibit or schedule to the Securities and Exchange Commission or its staff upon request.